Exhibit 10.49

TEAMING AGREEMENT

This Agreement made as of the 5th day of October, 2021 (the “effective date”)

BETWEEN:

DarkPulse Inc., a corporation organized under the laws of Delaware, with an address at 225 W 34th Street 9th Floor, New York, NY 10122 (hereinafter “DarkPulse”), of the first part, and CADG Engineering Pte Ltd (CADG), 350 Orchard Road, 16-09 Shaw House 238868 (hereinafter “CADG”) of the second part,

WHEREAS DarkPulse is a corporation, which has technical expertise in BOTDA-related hardware, software, tools, and systems/services to support, deploy, and demonstrate to current and potential customers’ critical infrastructure monitoring products:

AND WHEREAS DarkPulse is a corporation engaged in the business of manufacturing, installing and monitoring hardware and software, based on their patented BOTDA dark pulse technology that delivers improved infrastructure monitoring such as, but not limited to:

Oil and Gas Pipeline Health Monitoring; Upstream Oil and Gas Monitoring; Physical Perimeter and National Border Security, including RealTime Tunnel Detection Systems for the purpose of identifying security threats; Aircraft Component Monitoring; Wind Turbine Monitoring; Mine Safety Systems including Airflow and Temperature Monitoring; as well as multiple large infrastructure monitoring application also known as “Smart Cities;”

AND WHEREAS the parties desire to enter into a business relationship, which will designate CADG as the project-based business partnership channel for governmental and non- governmental departments, agencies, and units for the purpose of promoting DarkPulse’s relevant capabilities, products, and/or service solutions;

NOW THEREFORE the parties mutually agree to enter into a teaming agreement under the following terms and conditions:

1.	Definitions:
a.	“BOTDA” means Brillioun Optical Time Domain Analysis. “BOTDA box” is a patented technology that sends laser light down a fiber cable detecting temperature as pressure changes along the fiber cable.

b.	“Revenue” means “EBITA” as a Party’s earnings (total revenue less its operating expenses) before interest, taxes, and amortization.

2.	Rights and Duties of the Parties:
2.1	CADG agrees to serve as a non-exclusive project sales lead generator for DarkPulse. In this capacity, CADG shall use its best efforts to provide the following services to DarkPulse:

a.	Promote, market, and introduce the Products to prospective clients in the government and non-government space;
b.	Provide a quarterly pipeline or project information leads report to DarkPulse, which contains a three-month rolling forecast of potential sales;
c.	Follow-up with ongoing project leads with which DarkPulse is actively engaged or believes is appropriate;
d.	Provide DarkPulse with any and all promotional materials, technical papers, which papers, proposals, etc., prior to publication or delivery to prospective clients;
e.	Utilize DarkPulse BOTDA boxes for applications involving distributed strain sensing when the required spatial resolution is under 1 meter;
f.	Sell DarkPulse BOTDA units to its customers on a non-exclusive basis, and receive 50% of the revenue on hardware and services;
g.	Provide repair and maintenance services for the units sold by CADG; and:
h.	Provide design and installation services to DarkPulse at cost.

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2.2	DarkPulse shall use its best efforts to promote and support project lead finding and after-sales support of CADG by:
a.	Listing CADG in all appropriate marketing and sales materials as a non-exclusive teaming member;
b.	Provide monitoring services for all units sold by CADG;
c.	Provide timely responses to both technical and administrative questions requested by CADG;
d.	Promoting CADG’s services whenever possible;
e.	Aiding CADG in the writing of any technical, marketing, and sales documents when requested and participating in mutually agreed-upon sales calls; and
f.	Providing CADG with marketing material that can be emailed or delivered to prospective clients.

2.3	CADG and DarkPulse agree to jointly;
a.	Develop and implement a joint Product Solution and Application Strategy whereby targeted markets, potential client-types and applications are mutually agreed upon;
b.	Support each other in all agreed-upon technical, marketing, and promotional efforts;
c.	Develop a joint strategy for developing new products, services, and capabilities to mutually benefit both parties;
d.	Utilize each other as preferred vendors for services whenever possible upon mutual agreement; and
e.	Share Revenue for services and sales that are associated with DarkPulse BOTDA boxes from leads developed by CADG on a 50/50 split.

3.	Compensation:
a.	When custom products are designed, developed and to be delivered to CADG- identified prospective clients, the parties shall agree to a proposed sales price for use during the project in writing prior to the commencement of each project.
b.	For any product or solution sold to any prospective clients introduced by CADG registered with DarkPulse via email to DarkPulse CEO, Dennis O’Leary, and delivered through CADG or a DarkPulse-designated distribution affiliate(s) or sales channel(s), CADG shall receive a fee of equal to 50% of Revenue from each project payable NET thirty (30) days after each client payment on delivered products received at DarkPulse’s bank account.
c.	CADG chall receive 10% of Revenue related to monitoring services.
d.	The Parties shall each receive 50% of Revenue for all design and installation services CADG provides to DarkPulse.
e.	CADG shall receive the compensation referred to in subparagraphs 2.1 (f) and subparagraph 2.3 (e).

4.	Confidentiality:

The Parties shall enter a Non-Disclosure and Confidentiality Agreement in the form attached hereto as Schedule “A.”

5.	Terms of Agreement:

The term of this Agreement shall be for twelve (12) months from the date hereof, and shall be automatically renewed for an additional twelve (12) month period unless either party shall notify the other in writing of its intention not to renew. Any such notice shall be given ninety (90) days prior to expiration of the original term. This Agreement may also be terminated by either party upon ninety (90) days written notice.

6.	Governing Law:

This Agreement is entered in the province of New Brunswick and shall be interpreted according to the lawas of the province of New Brunswick.

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7.	Indemnification:

7.1  DarkPulse shall indemnify CADG, its directors, officers, and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable legal fees and court costs incurred in connection with any third-party claim, action or preceeding arising from the negligenece or intentional misconduct of DarkPulse or breach by DarkPulse of any of its obligations under this Agreement.

7.2  CADG shall indemnify DarkPulse, its directors, officers, and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable legal fees and court costs, incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of CADG or breach by CADG or any of its oblicgations under this agreement.

8.	Modifications:

No changes or modifications of this Agreement or any of its terms shall be deemed effective unless in writing and executed by the parties hereto.

9.	Assignment:

This Agreement shall not be assignable by either party without the prior written consent of the other party.

10.	Entire Agreement:

This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations,

representations, or agreements, either written or oral, regarding this subject matter.

11.	Independent Legal Advice:

The Parties acknowledge that they have either sought and obtained independent legal advice upon this Agreement, or that they have declined to seek independent legal advice upon this Agreement despite having been given an opportunity to do so.

12.	Counterparts and Electronic Signature:

This Agreement may be executed in two or more counterparts, and transmission of any signature hereon by facsimile or other electronic means shall be as effective as if an original.

[signatures on next page]

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DarkPulse Inc.

Per /s/ Dennis O’Leary
Dennis O’Leary, CEO
I have the authority to bind the corporation.

CADG

Per /s/ Steve Shaulis
Name: Steve Shaulis, Executive Director
I have the authority to bind the corporation.

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